RESPONSE TO ITEMS 77.C. and 77.M.

Results of Special Contractholder Meetings

(Item 77.C.) At a meeting held on August 14, 2015, contractholders of Thrivent Series Fund, Inc. voted to elect Directors of the Portfolios.

Shares cast for, to withhold against, or to abstain are set forth as follows:

Russell W. Swansen:
For:	2,446,711,598.632
Against:	62,366,392.796
Abstain:	0.000

David S. Royal:
For:	2,445,306,900.143
Against:	63,771,091.285
Abstain:	0.000

Janice B. Case:
For:	2,447,393,230.741
Against:	61,684,760.687
Abstain:	0.000

Richard L. Gady:
For:	2,442,446,691.026
Against:	66,631,300.402
Abstain:	0.000

Richard A Hauser:
For:	2,445,504,602.030
Against:	63,573,389.398
Abstain:	0.000

Marc S. Joseph:
For:	2,446,153,795.150
Against:	62,924,196.278
Abstain:	0.000

Paul R. Laubscher:
For:	2,447,360,633.170
Against:	61,717,358.258
Abstain:	0.000

James A. Nussle:
For:	2,447,427,616.514
Against:	61,650,374.914
Abstain:	0.000

Douglas D. Sims:
For:	2,443,542,890.061
Against:	65,535,101.367
Abstain:	0.000

Constance L. Souders:
For:	2,443,956,334.961
Against:	65,121,656.467
Abstain:	0.000

(Item 77.C.) At a meeting held on August 14, 2015 contractholders of Thrivent Aggressive Allocation Portfolio, Thrivent Moderately Aggressive Allocation Portfolio, Thrivent Moderate Allocation Portfolio and Thrivent Moderately Conservative Allocation Portfolio voted to approve a new investment advisory fee structure.

Shares cast for, to withhold against, or to abstain are set forth as follows:

Aggressive Allocation Portfolio:
For:	50,886,900.029
Against:	5,984,702.197
Abstain:	3,773,620.081

Moderately Aggressive Allocation Portfolio:
For:	277,815,836.693
Against:	32,691,761.094
Abstain:	19,292,987.361

Moderate Allocation Portfolio:
For:	524,084,323.322
Against:	50,168,045.457
Abstain:	49,410,659.948

Moderately Conservative Allocation Portfolio:
For:	250,431,566.257
Against:	25,522,798.604
Abstain:	25,191,264.183

The new investment advisory fee structure was effective on September 1, 2015.

(Item 77.M.) At a meeting held on August 14, 2015, contractholders of Thrivent Partner Small Cap Growth Portfolio, Thrivent Partner Small Cap Value Portfolio, Thrivent Mid Cap Growth Portfolio, Thrivent Partner Mid Cap Value Portfolio, Thrivent Natural Resources Portfolio, and Thrivent Partner Technology Portfolio (the “Target Portfolios”) approved the merger of the Target Portfolios into the Portfolios shown below (the “Acquiring Portfolios”).

Target Portfolio		Acquiring Portfolio
Partner Technology	>	Large Cap Growth
Natural Resources	>	Large Cap Stock
Partner Small Cap Growth	>	Small Cap Stock
Partner Small Cap Value	>	Small Cap Stock
Mid Cap Growth	>	Mid Cap Stock
Partner Mid Cap Value	>	Mid Cap Stock

Shares cast for, to withhold against, or to abstain are set forth as follows:

Partner Technology:
For:	5,319,383,612
Against:	383,542,370
Abstain:	93,822,981

Natural Resources:
For:	8,134,616.533
Against:	567,794.413
Abstain:	592,147.287

Partner Small Cap Growth:
For:	523,457.623
Against:	42,596.506
Abstain:	45,199.266

Partner Small Cap Value:
For:	6,084,245.200
Against:	225,611.522
Abstain:	252,472.634

Mid Cap Growth:
For:	9,985,978.476
Against:	480,307.418
Abstain:	482,697.590

Partner Mid Cap Value:
For:	10,780,993.570
Against:	610,289.514
Abstain:	374,250.141

The mergers occurred at the close of business on August 21, 2015.